Exhibit 4.1

AMENDMENT NO. 2 TO

AMENDED AND RESTATED RIGHTS AGREEMENT

This AMENDMENT NO. 2 (this “Amendment”) to the Amended and Restated Rights Agreement, dated as of June 18, 2014 (the “Rights Agreement”), by and between ProPhase Labs, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”), is entered into February 20, 2018. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Rights Agreement.

WITNESSETH:

WHEREAS, pursuant to Section 27(a) of the Rights Agreement, the Company and the Rights Agent may, if the Company so directs, prior to the Distribution Date, supplement or amend any provision of the Rights Agreement without the approval of any holders of the shares of Common Stock;

WHEREAS, the Distribution Date has not occurred;

WHEREAS, the Company desires to amend the Rights Agreement as set forth herein; and

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to amend the Rights Agreement as hereinafter set forth and has duly approved this Amendment and authorized its execution and delivery.

NOW, THEREFORE, the Company and the Rights Agent hereby agree as follows:

1. Amendments

a. From and after the execution and delivery of this Amendment, the definition of the term “Final Expiration Date” in Section 1 of the Rights Agreement is amended and restated in its entirety to read as follows:

“Final Expiration Date” means the Close of Business on February 20, 2018.

b. Exhibit A to the Rights Agreement is amended by deleting the reference to “June 18, 2024” in the Form of Rights Certificate and substituting therefor “February 20, 2018”.

2. Benefits. All of the covenants and provisions of this Amendment by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

3. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

4. Effectiveness and Effect of Amendment

a. Notwithstanding anything to the contrary set forth in Section 27, this Amendment shall become effective as of the date first written above.

b. Except as specifically modified herein, the Rights Agreement shall not otherwise be supplemented or amended by virtue of this Amendment, but shall remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, constitute a waiver or amendment of any provision of the Rights Agreement. Upon and after the effectiveness of this Amendment, each reference in the Rights Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Rights Agreement, and each reference in any other document to “the Rights Agreement”, “thereunder”, “thereof” or words of like import referring to the Rights Agreement, shall mean and be a reference to the Rights Agreement as modified hereby.

5. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed entirely within State of Nevada.

6. Counterparts. This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

7. Descriptive Headings. Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth in the first paragraph hereof.

COMPANY:

PROPHASE LABS, INC.

By:	/s/ Ted Karkus
Name:	Ted Karkus
Title:	Chief Executive Officer

[Signature Page to Rights Agreement Amendment]

RIGHTS AGENT:

AMERICAN STOCK TRANSFER& TRUST COMPANY, LLC

By:	/s/ Paula Caroppoli
Name:	Paula Caroppoli
Title:	Senior Vice President

[Signature Page to Rights Agreement Amendment]